EXHIBIT 10.1

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered as of this 1st day of January, 2006 (the "Effective Date") by and between Remedent, Inc., a Nevada corporation (the "Company"), and P. Michael Williams to be referred to as the "Consultant").

                                    RECITALS

     A. The Company desires to obtain the services of the Consultant by means of services provided by the Consultant's employees, subcontractors and/or agents assigned by the Consultant to provide services to Company hereunder (collectively, "Agents"), on its own behalf and on behalf of all existing and future Affiliated Companies (defined as any corporation or other business entity or entities that directly or indirectly controls, is controlled by, or is under common control with the Company), and the Consultant desires to provide consulting services to the Company upon the following terms and conditions.

     B. The Consultant acknowledges that the Company has spent significant time, effort, and money to develop certain proprietary information, which the Company considers vital to its business and goodwill.

     C. The Consultant further acknowledges that proprietary information of the Company will necessarily be communicated to or acquired by the Consultant and its Agents, and each of them, in the course of providing consulting services to the Company under this Agreement, and acknowledges that the Company desires to obtain the services of the Consultant only if, in doing so, the Consultant agrees to protect the confidentiality of such proprietary information, and cause its Agents to do the same, on the terms and conditions set forth below.

                                    AGREEMENT

NOW, THEREFORE,  in consideration of the above Recitals, the mutual promises and
undertakings  set  forth  in  this  Agreement,   and  other  good  and  valuable
consideration, the parties agree as follows:

     1.   Consulting Period.

          (a) The Company hereby retains the Consultant and the Consultant agrees to render to the Company those services described in Section 2 below for the period (the "Consulting Period") commencing on the Effective Date and ending upon the earlier of (i) December 31, 2006, as, and to the extent, extended under
Section 1(b); or, (ii) the date on which the Consulting Period is earlier terminated in accordance with Section 5. The Company shall pay the Consultant the compensation to which it is entitled in accordance with Section 4 through the end of the Consulting Period (and any extension thereof) after which the Company's obligations hereunder shall end.

          (b) Subject to the right of either party to terminate this Agreement in accordance with Section 5, the Consulting Period will be automatically renewed for consecutive one (1) year period (without any action by either party) on the expiration date, unless one party gives the other written notice sixty
(60) days in advance of the beginning of the up coming renewal period that the Consulting Period is to be terminated.

     2.   Duties, Responsibilities.

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          (a)  The  Consultant  hereby  agrees to provide  and  perform  for the
Company those services set forth on Exhibit A attached hereto, which may be amended and/or added to from time to time as agreed between the parties. The Consultant shall devote its best efforts to the performance of the services and to such other services as may be agreed to by the parties.

          (b) The Consultant shall assign any number of competent Agents as set forth in Exhibit A possessing a sufficient working knowledge of the Company's research, development and products to fulfill the Consultant's obligations hereunder. The Consultant warrants that the services to be performed under this Agreement will be performed in a professional and workmanlike manner. During the first two weeks of service, any Agent of the Consultant who, in the sole opinion of the Company, is unable to adequately perform any services hereunder shall be replaced immediately by the Consultant. Following the first two weeks of service, any Agent of the Consultant who, in the sole opinion of the Company, is unable to adequately perform any services hereunder shall be replaced by the Consultant within twenty-one (21) days after receipt of notice from the Company of its desire to have such Agent replaced.

          (c) The Consultant shall use its best efforts to comply with, and to ensure that each of its Agents comply with, all applicable written policies and practices of the Company of which the Consultant is made aware.

     3.   Independent Contractor.

          (a) It is expressly agreed and understood that the Consultant is performing services under this Agreement as an independent contractor of the Company and that neither the Consultant nor any of its Agents is an employee or agent of the Company. It is further expressly agreed and acknowledged that all Agents assigned by the Consultant to provide services to Company under this Agreement are the Consultant's employees, subcontractors or agents only and shall not for any purpose be considered employees, subcontractors and/or agents of the Company. No provision in this Agreement is intended to authorize the Consultant or any of its Agents to act for the Company in any respect or to make commitments on behalf of the Company. The Consultant will have sole control over the detailed method of performance of its and its Agents' services hereunder, the manner and method of performing same being under the sole control and discretion of the Consultant, the Company's only interest being in the results of such services.

          (b) The Consultant understands and agrees that this Agreement sets forth the entire compensation to be paid by the Company to the Consultant resulting from the services to be performed by the Consultant and/or its Agents on behalf of the Company, that Company's liability hereunder will be limited to payment of the compensation provided in this Agreement, and that under no circumstances will the Consultant or any of its Agents be eligible for any benefits or rights under any employee benefit plan of the Company, including without limitation any medical, unemployment or disability benefits, even if a government agency or taxing authority recharacterizes the relationship between the parties as an employment relationship.

          (c) The Consultant agrees to make all appropriate deductions and to pay all applicable employment-related taxes (including but not limited to payroll and unemployment insurance) which may arise as a result of this Agreement. The Company shall not withhold any payroll taxes on account of any amounts paid to the Consultant under this Agreement.

          (d) The Consultant warrants and represents that it is in full compliance with all applicable laws, including but not limited to the federal, state and local employment and labor laws applicable to its employment of the Agents.

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          (e)  The Consultant  agrees to defend,  indemnify and hold Company and
Company's  officers  and  directors,  affiliates,   subsidiaries,   agents,  and
employees harmless from any loss or damage arising out of a claim or action against such parties for injuries or damage to person or property caused by the negligent acts or omissions of the Consultant's personnel while in the course of performing services for Company under this Agreement. Company agrees to defend, indemnify and hold the Consultant and the Consultant's officers, directors, affiliates, subsidiaries, agents and employees harmless from any loss or damage arising out of a claim or action against such parties for injuries or damage to person or property caused by the negligent acts or omissions of Company's personnel while the Consultant's personnel are performing services for Company under this Agreement. Notwithstanding the foregoing, this indemnity shall not apply to the extent the portions of such claims, liability, loss, cost, damage or expense is the result of negligence or willful misconduct of the indemnified party, its officers and directors, affiliates, subsidiaries, agents, and employees. Any responsibility to defend, indemnify or hold harmless under this paragraph is specifically conditioned on receipt of written notice of a claim or action by the indemnifying party within thirty (30) days following the indemnified party's knowledge of the claim or action.

     4.   Compensation; Expenses.

          (a) During the term of this Agreement, in consideration of the services to be rendered hereunder by the Consultant, the Company shall pay Consultant a monthly flat fee of $25,000, which amounts shall be due and payable at the 1st of each month. The parties acknowledge and agree that the Consultant will promptly pay all wages and compensation, including overtime, if applicable, due to its Agents, and the Company will not be charged with any premiums over and above the fees set forth in this Section 4(a).

          (b) If, in the Company's sole opinion, the Consultant's Agents incur reasonable out-of-pocket expenses in the performance of the Consultant's duties hereunder and said Agents submit receipts and other appropriate documentation of same to the Company, said expenses shall be reimbursed in accordance with the schedule set forth on Exhibit B.

     5.   NA

     6.   Confidential Information and Inventions.

          (a) The Consultant agrees to execute the form of Confidential Information and Ownership Agreement for Independent Contractors attached hereto as Exhibit C.

          (b) The Consultant shall cause each of its Agents performing any services for the Company in connection with this Agreement to agree to execute the form of Confidential Information and Ownership Agreement for Independent Contractors attached hereto as Exhibit C. The Consultant shall deliver signed originals of each such agreement to the Company prior to any Agent's commencement of the provision of services for the Company.

     7 Non-Solicitation. During the term of this Agreement, and for a period of one (1) year thereafter, the Consultant will not, without the Company's express written consent, either on its own behalf or on behalf of another: (i) contact or solicit employees of the Company for the purpose of hiring them; (ii) hire Company employees; or (iii) solicit the business of any client, customer or licensee of the Company. The Consultant acknowledges that the provisions of this
Section 7 are reasonable and necessary measures designed to protect the proprietary information of the Company.

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

     8.   Prior Agreements; Release and Waiver.

          (a) The parties acknowledge that the parties have previously entered into (a) a Development Agreement dated March 15, 2004, (b) Amendment to Development Agreement dated as of August 4, 2004, and (c) compensation agreement dated March 15, 2005 pursuant to which the Consultant agreed to provide the Company with certain services relating to the development of dental devices for whitening teeth and mouth illumination, and the Company agreed to compensate the Consultant for such services (the "Prior Agreements"). The parties acknowledge that it is the intent of the parties to

          (b) Pursuant to the Prior Agreements, the Consultant has assigned and hereby agrees to assign to the Company any and all of the Consultant's entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in any and intellectual property, including but not limited to, any and all trademarks, copyrightable materials, inventions, technology, computer programs, original works of authorship, designs, formulas, and discoveries, created by the Consultant (or its Agents) for the benefit of the Company pursuant to the Prior Agreements which includes the following products Blue LED/Intra-Oral for Teeth Pain Management System, IWhite, MetaTray, UV Tray, Sonic Tray, and Sonic Brush, which shall be the sole property of the Company, whether or not patentable. In the event any such intellectual property shall be deemed by Company to be patentable or otherwise registrable ("Invention Idea"), the Consultant shall assist the Company (at its expense) in obtaining letters patent or other applicable registrations thereon and shall execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent or other applicable registrations thereon and to vest the Company, or a company specified by the Company, with full title thereto. Should the Company be unable to secure the Consultant's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to my mental or physical incapacity or any other cause, I hereby irrevocably designate and appoint Company and each of its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by me.

          (c) Except for the Company's rights and interests to the intellectual property rights granted by the Consultant pursuant to the Prior Agreements, the parties hereby agree that the Prior Agreements including, but not limited to, all rights to past, current and future royalties payments and fees under the Prior Agreements, are superceded and replaced in its entirety by this Agreement in exchange for (i) the issuance of two hundred thousand (200,000) shares of the Company's restricted common stock to Williams pursuant to the terms and conditions of a Stock Purchase Agreement to be agreed to by the parties, and
(ii) the issuance to Williams the options to purchase 150,000 shares of the Company's common stock ("Options") pursuant to the terms and conditions of the Stock Option Agreement to be agreed to by the parties. These Options shall have a term of not less than five (5) years and have an exercise price equal to the closing price of the Company's common stock as traded on the OTC Bulletin Board on the date this Agreement ($2.60) is signed by both parties and shall be fully vested. The Company agrees that it will use its best efforts to register the Options and the restricted common stock of the Company issued in connection with this Section 8(c) pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended. The Company will cause the start of the registration process immediately upon signing of this agreement. If for any reason the shares cannot be registered within a period of one year from signing this agreement - Michael P. Williams has the right to exercise his option to force the company to buy his unregistered shares at the average 30 day closing price at the stock that is trading on the OTC bulletin or any exchange the

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

company may have changed to. The Consultant shall be responsible for all applicable taxes and other obligations, if any, in connection with the issuance of the restricted common stock of the Company and the grant and exercise of the Options.

          (d) The parties acknowledge and agree that except for the Options and the restricted common stock of the Company to be issued to Williams pursuant to
Section 8(c) above, the Consultant will not be entitled to receive any royalties, fees, earn-out, or any other forms commission or compensation from the Company in connection with the Prior Agreements.

          (e) Mr. P. Williams each specifically releases, waives, and forever discharges the Company, its successors in interest, its past, present and future assigns, officers, directors, subsidiaries, affiliates, and agents, from any and all past claims, demands, actions, liabilities and causes of actions, of every kind and character, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, in law or in equity, for or by reason of any matter, cause or thing whatsoever, arising out of or are in any way connected with: (a) the Prior Agreements, (b) any claims rights, interests, or demands related to past, current or future commissions, fees or royalties related to the Prior Agreements, or (c) expense reimbursements or any form of compensation related to the Prior Agreements, excepting only the obligations created by the covenants made in this Section 8.

          (f) It is understood and agreed that the release set forth in Section 8(e) is intended to cover and does cover all claims or possible claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, or hereafter discovered or ascertained, and all right under Section 1542 of the Civil Code of California ("Section 1542") are hereby expressly waived. Mr. P. Williams acknowledges that he is familiar with Section 1542, which reads as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. P. Williams expressly, knowingly, and intentionally waive and relinquish any and all rights that they have under Section 1542, as well as under any other similar state or federal statute or common law principle.

          (e) Before signing this Agreement, the parties have had the opportunity to either (a) consult with and obtained advice from their respective independent legal counsel concerning the legal nature and operations of this Agreement, including its impact on their respective rights, privileges and obligations, or (b) freely and voluntarily decided not to have the benefit of such consultation and advice with legal counsel.

     9. Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. The Consultant shall not transfer, sublicense or otherwise assign this Agreement or any of its rights or obligations hereunder without the Company's prior written consent, which consent may be unreasonably withheld.

     10. Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid, and addressed to the Company at:

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

                         Remedent, Inc.
                         Xavier de Cocklaan 42
                         Deurle, Belgium, 9831
                         Attn: President
                         Telephone: +(32) 9321 7080
                         Facsimile: +(32) 9321 7090

                         or to the Consultant at:

                         Mr. P. Williams 5281 Belford Estate Road
                         Pollack Pines, California 95726 Attn:
                         Michael Williams Telephone: (530) 644-4239
                         Facsimile: (530) 644-4239

     If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

     11. Entire Agreement. The terms of this Agreement and the Exhibits hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement including the Prior Agreements. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

     12.  Authority.   Each  individual  signing  this  Agreement  warrants  and
represents that he has the full authority and is duly authorized and empowered to execute this Agreement on behalf of the party for which he signs.

     13. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by a duly authorized representative of the Company and the Consultant. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     14. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

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

     15. Governing Law; Counterparts. Subject to Section 14, the validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of California. This Agreement may be executed in two (2) counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same Agreement.

     16. Forum Selection. The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in California in the venue of Los Angeles County in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. The parties further agree that personal jurisdiction over them may be effected by notice as provided in Section 10, and that when so made shall be as if served upon them personally within the State of California.

     17.  Limitation  on  Liability.  EXCEPT  FOR THE  PROVISIONS  SET  FORTH IN
SECTION 3(e) AND EXHIBIT C, IN NO EVENT SHALL (a) CONSULTANT'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT EXCEED THE AMOUNT EQUAL TO THE AMOUNTS PAID BY THE COMPANY TO THE CONSULTANT AND THE BALANCE OWING BY THE COMPANY UNDER THIS AGREEMENT; AND (b) COMPANY'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT EXCEED THE AMOUNT EQUAL TO THE AMOUNTS PAID BY THE COMPANY TO THE CONSULTANT AND THE BALANCE OWING UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     18. Survival. The obligations of the Consultant and its Agents under each Confidential Information and Ownership Agreement for Independent Contractors executed in connection with this Agreement shall survive any termination of this Agreement

                           [INTENTIONALLY LEFT BLANK]

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     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

                                           COMPANY:

                                           Remedent, Inc.,
                                           a Nevada corporation


                                           /s/ Guy De Vreese
                                           -------------------------------------
                                           By: Guy De Vreese
                                           Title:  Chairman





                                           /s/ P. Michael Williams
                                           -------------------------------------
                                           P. Michael Williams, Sole Member
                                           and Manager


                                           WILLIAMS:



                                           /s/ P. Michael Williams
                                           -------------------------------------
                                           P. Michael Williams


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                                    EXHIBIT A

                             Services to be Provided

1. Agents. The Consultant agrees to provide the Company consulting and development services to assist the Company in its core product development efforts. As part of this Agreement, the Consultant will assign the following Agents to service the Agreement:

                  1.    P. Michael Williams


2.   Services. The Agents shall provide the following services and/or roles:

R/D Design services, Product Development Services, Consulting services at it relates to the Dental and Oral Care markets

                                    EXHIBIT B

                                 Expense Policy

     Mr. Williams will provide copies of all expenses. Any material expenditures will be submitted for approval to the Company.

                                    EXHIBIT C

                                 Remedent, Inc.
                Confidential Information and Ownership Agreement

                                 REMEDENT, INC.
    Confidential Information and Ownership Agreement (Independent Contractor)

     I acknowledge that: (i) I am engaged to provide services to the Remedent, Inc., a Nevada corporation (the "Company"), pursuant to the terms and conditions of the Consulting Agreement dated January 1, 2006 ("Consulting Agreement") between the Company P. Michael Williams, and (ii) pursuant to the Consulting Agreement, I have been asked to enter into this Agreement in order to protect the Company's proprietary information and ownership rights.

     Now, therefore, pursuant to the Consulting Agreement, and in consideration of my engagement, or continued engagement, as an independent contractor of the Company and the payment of $100.00, receipt of which is hereby acknowledged, I agree as follows:

1. Definitions. As used in this Agreement, the following definitions will apply:

     (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during my engagement with the Company), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of my engagement with the Company, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

     (b) "Develop" means to conceive, create, develop, assemble, reduce to practice, or, in the case of works of authorship, to fix in a tangible medium of expression.

     (c) "Development" includes, but is not limited to, all inventions, discoveries, improvements, processes, developments, designs, know-how, data, computer programs, algorithms, formulae and works of authorship, whether or not patentable or registerable under patent, copyright or similar statutes, conceived or Developed in connection with the Company's business, as it relates to the dental markets to include the Oral Care market in General.

     (d) "Intellectual Property" means and includes, with respect to any Development all relevant patents, patent applications, copyrights, trade secrets and other rights and protections arising under patent, copyright or similar statutes.

2. Confidential Information of the Company. Except as required by my engagement with the Company, or as the Company may consent to in writing, at no time will I use for the benefit of any person or entity other than the Company, or disclose or reveal to any other person or entity, either during or subsequent to the term of my engagement with the Company, any Confidential Information belonging to the Company or its contractors, suppliers, joint venturers, licensors, licensees, or distributors. This means, among other things (and by way of example only), that without the Company's written consent I cannot use any such Confidential Information in making personal investment decisions. Upon

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

termination of my engagement with the Company for any reason, I will deliver to the Company all originals and all copies of any and all physical, written, graphical and/or machine readable materials and media (including, for example, notes, notebooks, memoranda, diskettes and photographic slides, prints and negatives) that are in my possession or under my control and contain, represent, disclose or embody Confidential Information of the Company or its contractors, suppliers, joint venturers, licensors, licensees, or distributors. Both during and after my engagement with the Company, all such materials and media will belong to the Company.

3.   Ownership of Developments.

     (a) All Developments that I conceive or Develop (either alone or jointly with others) at any time during my engagement with the Company, including all Intellectual Property rights and protections in connection therewith, shall be the sole property of the Company and/or its nominees or assigns. I hereby assign to the Company any and all right, title and interest I have, may have or may acquire in all Developments.

     (b) I will communicate to the Company as promptly as practicable all Developments that I conceive or Develop (either alone or jointly with others) at any time during my engagement with the Company and for the period ending one (1) year after such engagement terminates for any reason, for the purpose of determining the extent of the Company's rights in such Developments. For Developments that are conceived or Developed during the term (and within the scope of my service to the Company) of my engagement with the Company, the communication will be as complete as practicable. For Developments that are neither conceived nor Developed during the term, and within the scope of my engagement with the Company, the communication may be limited to a general description sufficient to disclose clearly the relationship between those Developments and the scope of the work I did for or on behalf of the Company, and I will not be obligated to disclose confidential information belonging to me or any third party except to the extent required to make that clear disclosure.

     (c) I will assist the Company and/or its nominees or assigns (without charge but at no expense to me) in every lawful way to obtain, maintain and enforce any and all Intellectual Property rights and protections relating to all Developments, including by executing all relevant documents. I understand that these obligations will continue beyond the termination of my engagement with the Company. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact to execute and file any and all applications and other necessary documents and to do all other lawfully permitted acts to further the prosecution, issuance, or enforcement of patents, copyrights, trade secrets and similar protections related to such Developments with the same legal force and effect as if I had executed them myself.

     (d) Paragraph 3(a) generally will not apply to any Intellectual Property that I conceived or Developed prior to my engagement with the Company and that underlies, pertains to, is embodied or becomes embodied in any Development ("Background Intellectual Property"), except that with respect to any Development that incorporates both elements that are Background Intellectual Property and elements that are conceived or Developed during the term of my engagement with the Company, Paragraph 3(a) will apply (to the extent otherwise applicable) to those elements that are conceived or Developed during such engagement. I hereby grant to the Company an irrevocable, perpetual, non-exclusive, worldwide, royalty-free license (with the right to sublicense) in the Background Intellectual Property to the extent reasonably necessary to permit the Company and its customers, clients and licensees to use, practice, reproduce, manufacture, modify, publicly perform, display and exhibit, market, distribute and otherwise exploit all Developments. I have listed below the only Background Intellectual Property that is or might be incorporated into Developments (failure to list indicates there are none):
Magnetic  Whitening Technology
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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        (if additional space is required, use the back of this Agreement)

4. No Breach of Other Rights or Obligations. My performance of the terms of this Agreement and my engagement with the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence prior to the term of such engagement with the Company. I have not entered into, and I agree I will not enter into, any agreement in conflict with this Agreement. I have the right, power and authority to grant the licenses with respect to the Background Intellectual Property set forth in Paragraph 3 above. I have not brought, and I agree I will not knowingly bring, with me to the Company for use in my engagement with the Company any materials or documents of a former employer or any other person or entity for whom I have provided or am providing consulting and related services (paid or unpaid) that are not generally available to the public unless I have obtained express written authorization from the former employer or other person or entity for whom I have provided or am providing such services for their possession and use. If there are any exceptions to the foregoing representations, I have attached hereto a copy of each agreement or other written documentation, if any, which presently affects my compliance with the terms of this Agreement. I will indemnify and hold harmless the Company, its affiliates and licensees, and their officers, directors, employees and agents, for any breach of the provisions of this Paragraph 4.

5. No Solicitation. During the term of my engagement with the Company, and for a period of one (1) years following its termination for any reason, I will not, without the Company's express written consent, either on my own behalf or on behalf of another: (i) contact or solicit employees of the Company for the purpose of hiring them; (ii) hire Company employees; or (iii) solicit the business of any client, customer or licensee of the Company. I acknowledge that the provisions of this Paragraph 5 are reasonable and necessary measures designed to protect the Confidential Information of the Company.

6.   General.

     (a) This Agreement constitutes the entire agreement between me and the Company with respect to the subject matter hereof, superseding any prior agreement or representation, oral or written. My obligations under this Agreement may not be modified, released or terminated, in whole or in part, except in a writing signed by me and an officer of the Company or his or her designee. Any waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach thereof.

     (b) Each provision of this Agreement will be treated as a separate and independent clause, and the unenforceability of any one clause in no way will impair the enforceability of any of the other clauses herein. If one or more of the provisions of this Agreement is held to be excessively broad, such provision or provisions will be construed by the appropriate judicial body by limiting or reducing it or them, so as to be legally enforceable.

     (c) My obligations under this Agreement will survive the term of my engagement with the Company for any reason for the period(s) of time specified in the applicable provision of this Agreement, or if no time period is specified, for a period of twenty-five (25) years from the date of such term.

     (d) This Agreement will inure to the benefit of and be binding upon the heirs, personal representatives, administrators, successors and assigns of the parties hereto. The Company may assign any of its rights under this Agreement.

     (e) I acknowledge that my services are, and that the Confidential Information is, special, unique and unusual. I recognize that if I breach this Agreement, money damages would not reasonably or adequately compensate the Company for its loss. Accordingly, if I breach this Agreement, I recognize and consent to the Company's right to seek injunctive relief to force me to abide by the terms of this Agreement. The Company also will have the right to recover damages or pursue any other remedy permitted by law.

     (f) This Agreement will be governed by and interpreted in accordance with the laws of the State of California, as applied to agreements made and wholly performed within California.

     This Agreement will be deemed effective as of the start of my engagement with the Company.

CAUTION: This Agreement creates important obligations of trust and affects your rights to inventions you may make during your engagement with the Company.


Contractor:                              Company:


                                         REMEDENT, INC.

                                         /s/ Guy De Vreese
/s/ P. Michael Williams                  Guy De Vreese
-------------------------                -------------------------------------
Signature                                Name:

P. Michael Williams                      Chairman
-------------------------                -------------------------------------
Printed or Typed Name                    Title:

2/10/06                                  2/10/06
-------------------------                -------------------------------------
Date                                     Date





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